EXHIBIT 32

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Henry W. Sullivan, President and Chief Executive Officer of North American Technologies Group, Inc. (the “Company”), and Kevin C. Maddox, Chief Financial Officer of the Company, certify that:

1.	the Quarterly Report on Form 10-QSB of the Company for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Henry W. Sullivan	Dated: November 14, 2003

Henry W. Sullivan President and Chief Executive Officer

/s/ Kevin C. Maddox	Dated: November 14, 2003

Kevin C. Maddox Chief Financial Officer